Exhibit 99.1
News Release

Investor Relations Contact:	Corporate Communications Contact:
Steven Melman, V.P. of Investor Relations	Abbie Kendall, Principal
PDF Solutions, Inc.	Armstrong Kendall, Inc.
Tel: (408) 938-6445	Tel: (503) 672-4681
Email: steven.melman@pdf.com	Email: abbie@akipr.com
PDF Solutions® Reports Second Quarter
2006 Results
     SAN JOSE, Calif.—July 20, 2006—PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its second fiscal quarter ended June 30, 2006.
     Revenue for the second fiscal quarter of 2006 totaled $18.0 million, a decrease of 2%, compared with revenue of $18.4 million for the second fiscal quarter of 2005. Gain share revenue for the second fiscal quarter of 2006 totaled a record $5.7 million, an increase of 98%, compared to the second fiscal quarter of 2005. On a GAAP basis, net loss for the second fiscal quarter of 2006 totaled approximately $847,000, or $0.03 per basic and diluted share, compared with net income of $1.3 million, or $0.05 per basic and diluted share, for the second fiscal quarter of 2005. The adoption of SFAS 123(R) for fiscal year 2006 resulted in $1.8 million in stock-based compensation expense during the second fiscal quarter or approximately $0.06 per diluted share.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income or loss, which excludes stock-based compensation expense and amortization of acquired intangible assets. Using this non-GAAP measure, net income for the second fiscal quarter of 2006 totaled approximately $3.6 million, or $0.13 per diluted share, compared with non-GAAP net income of approximately $2.9 million, or $0.11 per diluted share, for the second fiscal quarter of 2005.
     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss these results. A live webcast of this
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conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense and amortization of acquired intangible assets. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense and amortization of acquired intangible assets provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe, Japan and China. For more information, visit www.pdf.com.
PDF Solutions® is a registered trademark of PDF Solutions, Inc.
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PDF SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$39,986	$60,506
Short-term investments	29,118	—
Accounts receivable, net of allowances	20,583	22,082
Prepaid expenses and other current assets	1,864	1,992
Deferred tax assets	726	908

Total current assets	92,277	85,488
Property and equipment, net	3,595	3,328
Goodwill	39,886	39,886
Intangible assets, net	6,785	9,787
Deferred tax assets	1,139	877
Other assets	644	526

Total assets	$144,326	$139,892

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,443	$1,728
Accrued compensation and related benefits	2,091	4,922
Other accrued liabilities	1,399	1,469
Taxes payable	4,744	4,950
Deferred revenues	2,989	2,281
Billings in excess of recognized revenue	80	1,604

Total current liabilities	13,746	16,954
Long-term liabilities	231	257

Total liabilities	13,977	17,211

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	149,932	141,720
Treasury stock, at cost	(5,549)	(5,549)
Deferred stock-based compensation	—	(27)
Accumulated deficit	(14,030)	(13,451)
Accumulated other comprehensive loss	(8)	(16)

Total stockholders’ equity	130,349	122,681

Total liabilities and stockholders’ equity	$144,326	$139,892

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PDF SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Revenue:
Design-to-silicon-yield solutions:
Integrated solutions	$10,477	$12,267	$22,706	$24,824
Software licenses	1,794	3,197	4,406	6,646
Gain share	5,739	2,892	10,755	4,979

Total revenue	18,010	18,356	37,867	36,449

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions:
Integrated solutions	6,645	5,766	13,074	11,516
Software licenses	29	101	40	258
Amortization of acquired core technology	1,266	1,266	2,532	2,532
Research and development	6,871	5,687	13,127	11,065
Selling, general and administrative	4,866	4,289	9,822	8,203
Amortization of other acquired intangible assets	235	235	470	470

Total costs and expenses	19,912	17,344	39,065	34,044

Income (loss) from operations	(1,902)	1,012	(1,198)	2,405
Interest and other income, net	811	350	1,446	622

Income (loss) before taxes	(1,091)	1,362	248	3,027
Tax provision (benefit)	(244)	20	827	291

Net income (loss)	$(847)	$1,342	$(579)	$2,736

Net income (loss) per share:
Basic	$(0.03)	$0.05	$(0.02)	$0.11

Diluted	$(0.03)	$0.05	$(0.02)	$0.10

Weighted average common shares:
Basic	26,680	25,862	26,611	25,779

Diluted	26,680	26,986	26,611	27,057

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IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (LOSS) (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended
	June 30, 2006				June 30, 2005
	As reported	Adjustments		Non-GAAP	As reported	Adjustments		Non-GAAP
Revenue:
Design to-silicon-yield solutions:
Integrated solutions	$10,477	$—		$10,477	$12,267	$—		$12,267
Software licenses	1,794	—		1,794	3,197	—		3,197
Gain share	5,739	—		5,739	2,892	—		2,892

Total revenue	18,010	—		18,010	18,356	—		18,356

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct cost of design-to-silicon-yield solutions:
Integrated solutions	6,645	(455	) (a)	6,190	5,766	—		5,766
Software licenses	29	—		29	101	—		101
Amortization of acquired core technology	1,266	(1,266	)(b)	—	1,266	(1,266	) (b)	—
Research and development	6,871	(568	)(a)	6,303	5,687	(32	) (a)	5,655
Selling, general and administrative	4,866	(764	)(a)	4,102	4,289	—		4,289
Amortization of other acquired intangible assets	235	(235	)(b)	—	235	(235	)(b)	—

Total costs and expenses	19,912	(3,288)		16,624	17,344	(1,533)		15,811

Income (loss) from operations	(1,902)	3,288		1,386	1,012	1,533		2,545

Interest and other income	811	—		811	350	—		350

Income (loss) before taxes	(1,091)	3,288		2,197	1,362	1,533		2,895

Tax provision (benefit)	(244)	(1,201	)(a,b)	(1,445)	20	22	(b)	42

Net income (loss)	$(847)	$4,489		$3,642	$1,342	$1,511		$2,853

Net income (loss) per share — diluted	$(0.03)	$0.16		$0.13	$0.05	$0.06		$0.11

Weighted average common shares — diluted (c)	26,680	27,866		27,866	26,986	26,986		26,986

Notes:

(a)	The non-GAAP adjustments represent the reversal of stock-based compensation expense, net of taxes.

(b)	The non-GAAP adjustments represent the reversal of amortization of intangible assets, net of taxes.

(c)	The shares used in computing non-GAAP net income for the three months ended June 30, 2006 and 2005 include the dilutive impact of common stock options.
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